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                                                                    EXHIBIT 3.23


                                     BYLAWS

                                       OF

                                DESERT ICE, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware.

         Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. An annual meeting of stockholders shall be held on such day in each fiscal year of the corporation at such time and place as may be fixed by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day, and hour thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more that sixty days before the date of the meeting.

         Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the certificate of incorporation, may be called by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders of record owning at least one-tenth (1/10) of all shares issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Notice of Special Meetings. Written or printed notice of a special meeting of stockholders, stating the place, day, and hour and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more than sixty days before the date of the meeting.

         Section 6. Business at Special Meetings. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice thereof.


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         Section 7. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for such ten day period, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

         Section 8. Quorum. The holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the certificate of incorporation, or these bylaws. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment and a new record date is not fixed for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, or when after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

         Section 9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the certificate of incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Proxies. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney in fact and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

         Section 11. Voting. Unless otherwise provided by statute or the certificate of incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

         Section 12. Consent of Stockholder in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall he given to those stockholders who have not consented in writing.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Powers. The business and affairs of the corporation shall he managed by a Board of Directors. The Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the certificate of incorporation, or these bylaws directed or required to be exercised or done by the stockholders.

         Section 2. Number of Directors. The number of directors that shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than one (1) nor more than ten (10).

         Section 3. Election and Term. Except as provided in Section 4 of this
Article III, directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until the next annual meeting of the stockholders or until his successor shall have been elected and qualified, or until his death, resignation, or removal from office. Directors need not be stockholders of the corporation.

         Section 4. Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or if the number of directors constituting the whole Board shall be increased, a majority of the remaining or existing directors, though less than a quorum, may choose a successor or successors or the director or directors to fill the new directorship or directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or, in the case of a new directorship or directorships, until the next annual meeting of the stockholders.

         Section 5. Removal. The Board of Directors may, by majority vote of the directors then in office, remove a director for cause. The stockholders may remove a director either for or without cause at any meeting of stockholders, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

         Section 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held at the location of and immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present; or the Board may meet at such place and time as shall be fixed by the consent in writing of all the directors. All meetings of the Board of Directors may be held at such place, either within or without the State of Delaware, as from time to time shall be determined by the Board of Directors.

         Section 2. Regular Meetings. Regular meetings of the Board may be held at such time and place and on such notice, if any, as shall be determined from time to time by the Board.

         Section 3. Special Meetings. Special meetings of the Board may be called by the President on twenty-four hours' notice to each director, delivered either personally or by mail or telegram. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of one director.

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         Section 4. Quorum and Voting. At all meetings of the Board a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation, or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 5. Telephone Meeting. At any meeting of the Board or any committee thereof, members may attend by conference telephone, radio, television, or similar means of communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

         Section 6. Action by Written Consent. Any action required or permitted to be taken by the Board or any committee thereof, under the applicable provisions of the statutes, the certificate of incorporation, or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be.

                                    ARTICLE V

                                   Committees

         Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers that may require it, except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

         Section 2. Other Committees. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board deems appropriate.

         Section 3. Committee Rules; Quorum. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

                                   ARTICLE VI

                            Compensation of Directors

         Section 1. Attendance Fees. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, that shall be paid to its members for their services as directors and as members of committees. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the corporation not

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ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE VII

                                     Notices

         Section 1. Methods of Notice. Whenever any notice is required to be given to any stockholder, director, or committee member under the provisions of any statute, the certificate of incorporation, or these bylaws, such notice shall be delivered personally or shall be given in writing by mail addressed to such stockholder, director, or committee member at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors and committee members may also be given by telegram, and notice given by such means shall be deemed to be given at the time it is delivered to the telegraph office.

         Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director, or committee member under the provisions of any statute, the certificate of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

                                  ARTICLE VIII

                                    OFFICERS

         Section 1. Executive Officers. The executive officers of the corporation shall consist of a President, one or more Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents and may also have such descriptive titles as the Board shall deem appropriate, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board. Any two or more offices may be held by the same person.

         Section 2. Election and Qualification. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the corporation.

         Section 3. Other Officers and Agents. The Board may elect or appoint Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4. Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors except as otherwise directed by the Board.

         Section 5. Term, Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent of the corporation may

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be removed at any time by the affirmative vote of a majority of the Board of
Directors, or by the executive officer having power to appoint his successor. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors or otherwise as provided in this Article.

         Section 6. Execution of Instruments. The Chairman of the Board and the President (and such other officers as are authorized thereunto by resolution of the Board of Directors) may execute in the name of the corporation bonds, notes, debentures, and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements, and other instruments, requiring a seal under the seal of the corporation, and may execute such documents where not requiring a seal, except where such documents are required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be exclusively delegated to some other officer or agent of the corporation.

         Section 7. Duties of Officers. The duties and powers of the officers of the corporation shall be as provided in these bylaws, or as provided for pursuant to these bylaws, or (except to the extent inconsistent with these bylaws or with any provision made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.

         Section 8. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders and the Board of Directors. He shall be ex-officio a member of all standing committees, shall have general powers of oversight, supervision, and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 9. President. The President shall be the chief operating officer of the corporation and, in the absence of the Chairman of the Board, he shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and the Board of Directors, be ex-officio a member of all standing committees, have general powers of oversight, supervision, and management of the business and affairs of the corporation, and see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 10. Vice Presidents. The Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors, the Chairman of the Board, and the President may prescribe.

         Section 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors and the President. He shall keep in safe custody the seal of the corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.


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         Section 12. Assistant Secretaries. The Assistant Secretaries in the
order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the Chairman of the Board, and the President may prescribe.

         Section 13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board of Directors, the Chairman of the Board, and the President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the corporation.

         Section 14. Assistant Treasurers. The Assistant Treasurers in the order determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the Chairman of the Board, and the President may prescribe.

                                   ARTICLE IX

                            SHARES AND STOCKHOLDERS

         Section 1. Certificates Representing Shares. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation will issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation will issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences, and relative, participating, optional, or other special rights of each class or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

         Section 2. Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules, or regulations, or for any other lawful purpose, upon surrender to the corporation of a certificate for shares duly endorsed or

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accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 3. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders, shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         Section 5. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                    ARTICLE X

                                 INDEMNIFICATION

         Section 1. Indemnification.

                  (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or

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         proceeding, whether civil, criminal, administrative, or investigative
         (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court will deem proper.

                  (c) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections
         (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or
         (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

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                  (e) Expenses incurred by an officer or a director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article X. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, any agreement or vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X.

                  (h) For purposes of this Article X, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE XI

                                     GENERAL

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting thereof, or by the Executive Committee at any meeting thereof. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, or of the resolutions, if any, providing for any series of stock.

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


         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the directors will think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Shares of Other Corporations. The Chairman of the Board or, in his absence, the President or, in his absence, any Vice President, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or other entity standing in the name of the corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations and other entities.

         Section 4. Checks. All checks, drafts, bills of exchange, or demands for money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 5. Corporate Records. The corporation shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class and series, if any, of shares held by each. All other books and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

         Section 6. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors; if not so fixed, it shall be the calendar year.

                                   ARTICLE XII

                                   AMENDMENTS

         Section 1. Amendment. These bylaws may be altered, amended, or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, by the affirmative vote of the holders, of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board or at any special meeting of the Board, provided notice of the proposed alteration, amendment, or repeal or the adoption of new bylaws is set forth in the notice of such meeting.

DATE:    August 2, 1998


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